PIPER
MARBURY
RUDNICK
&WOLFE LLP

Suite 2000
101 East Kennedy Boulevard
Tampa, Florida 33602-5148
WWW.PIPERRUDNIC.COM

Phone    (813)229-2111
Fax      (813)229-1447

                                  March 9, 2001

VIA FEDEX
---------

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10045-4297

         RE:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                Yours very truly,

                                PIPER MARBURY RUDNICK & WOLFE LLP

                                /s/ ANDREW L. MCINTOSH

                                Andrew L. McIntosh

ALM/mj